EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT



     We consent to  incorporation  by reference in  Registration  Statement  No.
33-39987 on Form S-8, Registration Statement No. 33-56728 on Form S-8, Registration Statement No. 333-57289 on Form S-8, Registration Statement No. 333-39726 on Form S-8, Registration Statement No. 333-33746 on Form S-3, Registration Statement No. 333-80291 on Form S-3, and Registration Statement No. 33-61309 on Form S-3 of our report dated September 15, 2003, appearing in the Annual Report on Form 10-K of Possis Medical, Inc. for the year ended July 31, 2003.



Deloitte & Touche LLP
Minneapolis, Minnesota
October 25, 2003